DEALER AGREEMENT
Capital Investment Group, Inc.
c/o Nottingham Shareholder Services
PO Box 4365
Rocky Mount, NC  27803-0365

Ladies and Gentlemen;

We, First Southwest Co., (Firm name), desire to enter into an agreement with you for the sale and distribution of the shares of beneficial interest, par value $0 per share (the "Shares") of Forefront Income Trust (the "Trust" or the "Fund"), of which you are the exclusive Underwriter.  Upon acceptance of this Agreement by you, we understand that we may offer and sell the Shares, subject to all the terms and conditions hereof and to the Trust's right, without notice, to suspend or terminate the sale thereof.

1.	We understand that the Shares covered by this Agreement will be offered and sold at the public offering price in effect at the time the order for such securities is confirmed and accepted by you. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion.

2.	We certify (a) that we are a member of the Financial Industry Regulated Authority ("FINRA") and agree to maintain membership in the FINRA or, in the alternative, (b) that we are a foreign dealer not eligible for membership in the FINRA. In either case we agree to abide by all the rules and regulations of the Securities and Exchange Commission and the FINRA which are binding upon underwriters and dealers in the distribution of securities of open-end investment companies, including without limitation, Section 2830 of the FINRA Conduct Rules, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and federal laws, and the laws and rules and regulations of authorized regulatory agencies.

3.	We will offer and sell the Shares only in accordance with the terms and conditions of the Fund's current Prospectus and Statement of Additional Information or in any authorized supplemental material supplied by you. We agree to hold you harmless and indemnify you in the event that we, or any of our sales representatives, should violate any law, rule or regulations or any provision of this Agreement, which violation may result in liability to you; and in the event you determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you any commissions previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

4.	We understand and agree that, where applicable, the sales charge and dealer commission relative to any sales of Fund Shares made by us will be in an amount as set forth in the then current Prospectus of the Fund.

5.	We understand that continuing service fees with respect to the shares sold by us will be in an amount as set forth in the then current Plan of Distribution of the Fund.

6.	We understand that commissions, where applicable, are subject to change by you from time to time, upon 30 days written notice, and any orders placed after the effective date of such change shall be subject to the rates in effect at the time of receipt of the payment by you. Such 30-day period may be waived at your sole option in the event such change increases the commission due us.

7.	Payment for purchase of Shares made by wire order from us shall be made to you and received by you within five business days after the acceptance of our order or such shorter time as may be required by law. If such payment is not received by you, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the Shares ordered by us back to the Fund, in which latter case we may be held responsible from our failure to make the aforesaid payment. Where sales are contingent upon the Fund's receipt of funds in payment therefor, we will forward promptly to you any purchase orders and/or payments received by us from investors.

8.	We understand that commissions due us under this Agreement will be due and payable only after receipt by you of the payment for the Shares upon which that commission is due.

9.	We agree to purchase Shares only from you or from our customers. If we purchase Shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase Shares from our customers, we agree to pay such customers not less than the applicable repurchase price as established by the then current Prospectus of the Fund.

10.	Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of the investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the Fund's then current Prospectus.

11.	We understand and agree that if any Shares sold by us under the terms of this Agreement are redeemed by the Trust or are repurchased by you as agent for the Trust or are tendered to the Trust for redemption within seven business days after your confirmation to us of our original purchase order for such Shares, we shall pay forthwith to you the full amount of the commission allowed to us on the original sales, provided you notify us of such repurchase and redemption within ten days of the date upon which written redemption requests are delivered to you or to the Trust.

12.	Your obligations to us under this Agreement are subject to all the provisions of any Distribution Agreement entered into between you and the Trust. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or as an agent or employee of the Trust.

13.
We may terminate this Agreement by notice in writing to you, which termination shall become effective 30 days after the date of mailing such notice to you.  We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of Shares of the Fund, or to withdraw entirely the offering of Shares of the Fund, or, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall become effective on the date stated in such notice.  Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination.  Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the FINRA will automatically terminate this Agreement without notice; our suspension from the FINRA or violation of applicable state or federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon the date of your mailing notice to us of such termination.  Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for such cause.  All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

14.	We are aware of United States policy regarding Money Laundering and take all reasonable steps to comply with the all applicable laws, regulations, government guidance; including, but not limited to cash and suspicious activity reporting and recordkeeping requirements, and to have adequate policies, procedures and internal controls in place to ensure compliance.

15.	This Agreement shall become effective as of the date when it is executed and dated by you below and shall be in substitution of any prior agreement between you and us covering the Shares of the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of North Carolina. This Agreement is not assignable or transferrable except that your firm may assign of transfer this Agreement to any successor firm or corporation which becomes the exclusive Underwriter of the Shares of the Fund.

This Agreement entered into this the 17th day of August, 2015 by and between First Southwest Co. as Dealer and Capital Investment Group, Inc. as Distributor and Underwriter of the Forefront Income Trust.

Dealer:  First Southwest Company

By:  /s/ Christopher Maker

Address:  325 N. St. Paul
                  Suite 800

Dealer/Alpha #: FC-0309

Date:  08/07/2015

*PLEASE PROVIDE THE DISTRIBUTOR WITH A LIST OF CONTACTS.

Accepted:

CAPITAL INVESTMENT GROUP, INC.

By:  /s/ Ronald L. King

Date:  08/27/2015

   EXHIBIT PAGE FOR

Forefront Income Trust

1.	CUSIP Number – Forefront Income Trust 34545Y106

2.	NASDAQ– Forefront Income Trust BFITX

3.	Fund/Serv Fund clearing number – 5664 Networking Alpha Code – IG

4.	Fund/Serv eligible through the distributor, Capital Investment Group, Inc. No additional agreement is necessary.

5.	Networking Level 0, 3 only (Please note that Capital Investment Group, Inc. has executed the industry standard Networking Agreement with the NSCC.) - An Agreement must be established between the Firm and Distributor before any sub-account can be Networked. It is the Firm's responsibility to obtain this agreement from the Distributor by contacting Shareholder Services at (800) 773-3863 or via email shareholders@ncshare.com.

6.	For each Fund listed in this Exhibit, the Dealer shall be compensated the full Dealer Discount in the then current prospectus, for that Fund as of the date of the investment.

DEALER AGREEMENT
Capital Investment Group, Inc.
c/o Nottingham Shareholder Services
PO Box 4365
Rocky Mount, NC  27803-0365

Ladies and Gentlemen;

We, Money Concepts Capital Corp., (Firm name), desire to enter into an agreement with you for the sale and distribution of the shares of beneficial interest, par value $0 per share (the "Shares") of Forefront Income Trust (the "Trust" or the "Fund"), of which you are the exclusive Underwriter.  Upon acceptance of this Agreement by you, we understand that we may offer and sell the Shares, subject to all the terms and conditions hereof and to the Trust's right, without notice, to suspend or terminate the sale thereof.

1.	We understand that the Shares covered by this Agreement will be offered and sold at the public offering price in effect at the time the order for such securities is confirmed and accepted by you. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion.

2.	We certify (a) that we are a member of the Financial Industry Regulated Authority ("FINRA") and agree to maintain membership in the FINRA or, in the alternative, (b) that we are a foreign dealer not eligible for membership in the FINRA. In either case we agree to abide by all the rules and regulations of the Securities and Exchange Commission and the FINRA which are binding upon underwriters and dealers in the distribution of securities of open-end investment companies, including without limitation, Section 2830 of the FINRA Conduct Rules, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and federal laws, and the laws and rules and regulations of authorized regulatory agencies.

3.	We will offer and sell the Shares only in accordance with the terms and conditions of the Fund's current Prospectus and Statement of Additional Information or in any authorized supplemental material supplied by you. We agree to hold you harmless and indemnify you in the event that we, or any of our sales representatives, should violate any law, rule or regulations or any provision of this Agreement, which violation may result in liability to you; and in the event you determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you any commissions previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

4.	We understand and agree that, where applicable, the sales charge and dealer commission relative to any sales of Fund Shares made by us will be in an amount as set forth in the then current Prospectus of the Fund.

5.	We understand that continuing service fees with respect to the shares sold by us will be in an amount as set forth in the then current Plan of Distribution of the Fund.

6.	We understand that commissions, where applicable, are subject to change by you from time to time, upon 30 days written notice, and any orders placed after the effective date of such change shall be subject to the rates in effect at the time of receipt of the payment by you. Such 30-day period may be waived at your sole option in the event such change increases the commission due us.

7.	Payment for purchase of Shares made by wire order from us shall be made to you and received by you within five business days after the acceptance of our order or such shorter time as may be required by law. If such payment is not received by you, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the Shares ordered by us back to the Fund, in which latter case we may be held responsible from our failure to make the aforesaid payment. Where sales are contingent upon the Fund's receipt of funds in payment therefor, we will forward promptly to you any purchase orders and/or payments received by us from investors.

8.	We understand that commissions due us under this Agreement will be due and payable only after receipt by you of the payment for the Shares upon which that commission is due.

9.	We agree to purchase Shares only from you or from our customers. If we purchase Shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase Shares from our customers, we agree to pay such customers not less than the applicable repurchase price as established by the then current Prospectus of the Fund.

10.	Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of the investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the Fund's then current Prospectus.

11.	We understand and agree that if any Shares sold by us under the terms of this Agreement are redeemed by the Trust or are repurchased by you as agent for the Trust or are tendered to the Trust for redemption within seven business days after your confirmation to us of our original purchase order for such Shares, we shall pay forthwith to you the full amount of the commission allowed to us on the original sales, provided you notify us of such repurchase and redemption within ten days of the date upon which written redemption requests are delivered to you or to the Trust.

12.	Your obligations to us under this Agreement are subject to all the provisions of any Distribution Agreement entered into between you and the Trust. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or as an agent or employee of the Trust.

13.
We may terminate this Agreement by notice in writing to you, which termination shall become effective 30 days after the date of mailing such notice to you.  We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of Shares of the Fund, or to withdraw entirely the offering of Shares of the Fund, or, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall become effective on the date stated in such notice.  Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination.  Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the FINRA will automatically terminate this Agreement without notice; our suspension from the FINRA or violation of applicable state or federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon the date of your mailing notice to us of such termination.  Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for such cause.  All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

14.	We are aware of United States policy regarding Money Laundering and take all reasonable steps to comply with the all applicable laws, regulations, government guidance; including, but not limited to cash and suspicious activity reporting and recordkeeping requirements, and to have adequate policies, procedures and internal controls in place to ensure compliance.

15.	This Agreement shall become effective as of the date when it is executed and dated by you below and shall be in substitution of any prior agreement between you and us covering the Shares of the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of North Carolina. This Agreement is not assignable or transferrable except that your firm may assign of transfer this Agreement to any successor firm or corporation which becomes the exclusive Underwriter of the Shares of the Fund.

This Agreement entered into this the 2nd day of SEptember, 2015 by and between Money Concepts Capital Corp., as Dealer and Capital Investment Group, Inc. as Distributor and Underwriter of the Forefront Income Trust.

Dealer:  Money Concepts Capital Corp.

By:  /s/  Mario Monteiro

Address:  11440 North Jog Rd.
                   Palm Beach Gardens, FL  33418

Dealer/Alpha #: 12963

Date:  09/02/2015

*PLEASE PROVIDE THE DISTRIBUTOR WITH A LIST OF CONTACTS.

Accepted:

CAPITAL INVESTMENT GROUP, INC.

By:  /s/ Ronald L. King

Date:  09/03/2015

   EXHIBIT PAGE FOR

Forefront Income Trust

1.	CUSIP Number – Forefront Income Trust 34545Y106

2.	NASDAQ– Forefront Income Trust BFITX

3.	Fund/Serv Fund clearing number – 5664 Networking Alpha Code – IG

4.	Fund/Serv eligible through the distributor, Capital Investment Group, Inc. No additional agreement is necessary.

5.	Networking Level 0, 3 only (Please note that Capital Investment Group, Inc. has executed the industry standard Networking Agreement with the NSCC.) - An Agreement must be established between the Firm and Distributor before any sub-account can be Networked. It is the Firm's responsibility to obtain this agreement from the Distributor by contacting Shareholder Services at (800) 773-3863 or via email shareholders@ncshare.com.

6.	For each Fund listed in this Exhibit, the Dealer shall be compensated the full Dealer Discount in the then current prospectus, for that Fund as of the date of the investment.

DEALER AGREEMENT
Capital Investment Group, Inc.
c/o Nottingham Shareholder Services
PO Box 4365
Rocky Mount, NC  27803-0365

Ladies and Gentlemen;

We, Wilmington Capital Securities, LLC (Firm name), desire to enter into an agreement with you for the sale and distribution of the shares of beneficial interest, par value $0 per share (the "Shares") of Forefront Income Trust (the "Trust" or the "Fund"), of which you are the exclusive Underwriter.  Upon acceptance of this Agreement by you, we understand that we may offer and sell the Shares, subject to all the terms and conditions hereof and to the Trust's right, without notice, to suspend or terminate the sale thereof.

1.	We understand that the Shares covered by this Agreement will be offered and sold at the public offering price in effect at the time the order for such securities is confirmed and accepted by you. All purchase requests and applications submitted by us are subject to acceptance or rejection in your sole discretion.

2.	We certify (a) that we are a member of the Financial Industry Regulated Authority ("FINRA") and agree to maintain membership in the FINRA or, in the alternative, (b) that we are a foreign dealer not eligible for membership in the FINRA. In either case we agree to abide by all the rules and regulations of the Securities and Exchange Commission and the FINRA which are binding upon underwriters and dealers in the distribution of securities of open-end investment companies, including without limitation, Section 2830 of the FINRA Conduct Rules, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and federal laws, and the laws and rules and regulations of authorized regulatory agencies.

3.	We will offer and sell the Shares only in accordance with the terms and conditions of the Fund's current Prospectus and Statement of Additional Information or in any authorized supplemental material supplied by you. We agree to hold you harmless and indemnify you in the event that we, or any of our sales representatives, should violate any law, rule or regulations or any provision of this Agreement, which violation may result in liability to you; and in the event you determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall return to you any commissions previously paid or discounts allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

4.	We understand and agree that, where applicable, the sales charge and dealer commission relative to any sales of Fund Shares made by us will be in an amount as set forth in the then current Prospectus of the Fund.

5.	We understand that continuing service fees with respect to the shares sold by us will be in an amount as set forth in the then current Plan of Distribution of the Fund.

6.	We understand that commissions, where applicable, are subject to change by you from time to time, upon 30 days written notice, and any orders placed after the effective date of such change shall be subject to the rates in effect at the time of receipt of the payment by you. Such 30-day period may be waived at your sole option in the event such change increases the commission due us.
7.	Payment for purchase of Shares made by wire order from us shall be made to you and received by you within five business days after the acceptance of our order or such shorter time as may be required by law. If such payment is not received by you, we understand that you reserve the right, without notice, forthwith to cancel the sale, or, at your option, to sell the Shares ordered by us back to the Fund, in which latter case we may be held responsible from our failure to make the aforesaid payment. Where sales are contingent upon the Fund's receipt of funds in payment therefor, we will forward promptly to you any purchase orders and/or payments received by us from investors.

8.	We understand that commissions due us under this Agreement will be due and payable only after receipt by you of the payment for the Shares upon which that commission is due.

9.	We agree to purchase Shares only from you or from our customers. If we purchase Shares from you, we agree that all such purchases shall be made only to cover orders received by us from our customers, or for our own bona fide investment. If we purchase Shares from our customers, we agree to pay such customers not less than the applicable repurchase price as established by the then current Prospectus of the Fund.

10.	Unless at the time of transmitting an order we advise you to the contrary, you may consider the order to be the total holding of the investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the Fund's then current Prospectus.

11.	We understand and agree that if any Shares sold by us under the terms of this Agreement are redeemed by the Trust or are repurchased by you as agent for the Trust or are tendered to the Trust for redemption within seven business days after your confirmation to us of our original purchase order for such Shares, we shall pay forthwith to you the full amount of the commission allowed to us on the original sales, provided you notify us of such repurchase and redemption within ten days of the date upon which written redemption requests are delivered to you or to the Trust.

12.	Your obligations to us under this Agreement are subject to all the provisions of any Distribution Agreement entered into between you and the Trust. We understand and agree that in performing our services covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or as an agent or employee of the Trust.

13.
We may terminate this Agreement by notice in writing to you, which termination shall become effective 30 days after the date of mailing such notice to you.  We agree that you have and reserve the right, in your sole discretion without notice, to suspend sales of Shares of the Fund, or to withdraw entirely the offering of Shares of the Fund, or, in your sole discretion, to modify, amend or cancel this Agreement upon written notice to us of such modification, amendment or cancellation, which shall become effective on the date stated in such notice.  Without limiting the foregoing, you may terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination.  Without limiting the foregoing, any provision hereof to the contrary notwithstanding, our expulsion from the FINRA will automatically terminate this Agreement without notice; our suspension from the FINRA or violation of applicable state or federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon the date of your mailing notice to us of such termination.  Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for such cause.  All notices hereunder shall be to the respective parties at the addresses listed hereon, unless changed by notice given in accordance with this Agreement.

14.	We are aware of United States policy regarding Money Laundering and take all reasonable steps to comply with the all applicable laws, regulations, government guidance; including, but not limited to cash and suspicious activity reporting and recordkeeping requirements, and to have adequate policies, procedures and internal controls in place to ensure compliance.

15.	This Agreement shall become effective as of the date when it is executed and dated by you below and shall be in substitution of any prior agreement between you and us covering the Shares of the Fund. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of North Carolina. This Agreement is not assignable or transferrable except that your firm may assign of transfer this Agreement to any successor firm or corporation which becomes the exclusive Underwriter of the Shares of the Fund.

This Agreement entered into this the 26th day of October, 2015 by and between  Wilmington Capital Securities, LLC as Dealer and Capital Investment Group, Inc. as Distributor and Underwriter of the Forefront Income Trust.

Dealer:  Wilmington Capital Securities, LLC

By:  /s/  Wilmington Capital Securities, LLC

Address:  800 Old Country Rd., Suite 2000
                  Garden City, NJ  11530

Dealer/Alpha #: CRD# 133839

Date:  10/26/15

*PLEASE PROVIDE THE DISTRIBUTOR WITH A LIST OF CONTACTS.

Accepted:

CAPITAL INVESTMENT GROUP, INC.

By:  /s/ Ronald L. King

Date:  08/27/2015

   EXHIBIT PAGE FOR

Forefront Income Trust

1.	CUSIP Number – Forefront Income Trust 34545Y106

2.	NASDAQ– Forefront Income Trust BFITX

3.	Fund/Serv Fund clearing number – 5664 Networking Alpha Code – IG

4.	Fund/Serv eligible through the distributor, Capital Investment Group, Inc. No additional agreement is necessary.

5.	Networking Level 0, 3 only (Please note that Capital Investment Group, Inc. has executed the industry standard Networking Agreement with the NSCC.) - An Agreement must be established between the Firm and Distributor before any sub-account can be Networked. It is the Firm's responsibility to obtain this agreement from the Distributor by contacting Shareholder Services at (800) 773-3863 or via email shareholders@ncshare.com.

6.	For each Fund listed in this Exhibit, the Dealer shall be compensated the full Dealer Discount in the then current prospectus, for that Fund as of the date of the investment.